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                                                                   EXHIBIT 10.42



                       (1)  PEGASUS AIRWAVE LIMITED

                       (2)  TRI-MAP INTERNATIONAL LIMITED

                       (3)  M R PONSFORD and P J GOODRIDGE






                                   UNDERLEASE





                                       of

                                  Premises at
                                 Units 2 and 3
                                Kingscroft Court
                                     Havant
                                   Hampshire














                                   Glanvilles
                                   Solicitors
                              16 Landport Terrace
                                   Portsmouth
                                 Hants PO1 2OT

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UNDERLEASE dated

BETWEEN:

(1) PEGASUS AIRWAVE LIMITED whose registered office is at Pegasus House, Waterberry Drive, Waterlooville, Hampshire, PO7 7XX ("the Landlord")

(2) TRI-MAP INTERNATIONAL LIMITED whose registered office is at Sandford House, Medwin Walk, Horsham, West Sussex ("the Tenant")

(3) MARK RICHARD PONSFORD of 9 St James Road, Emsworth, Hampshire and PAUL JOHN GOODRIDGE of 98 Westbourne Avenue, Emsworth, Hampshire ("the Guarantor")


1.   PARTICULARS

1.1 the Premises: all that land and building situate at Units 2 and 3 Kingscroft Court, Havant, Hampshire and shown for the purposes of identification only outlined in red on the Plan

1.2 Contractual Term: 10 years commencing on 3rd February 1997 and ending on 2nd February 2007

1.3  Rent Commencement Date: 3rd August 1997

1.4  Initial Rent: L.60,000 (sixty thousand pounds) per annum

1.5  Review Date: the 3rd February 2002

1.6 Interest Rate: 4% above the base lending rate of Midland Bank Plc or such other bank as the Landlord may from time to time nominate in writing

1.7 Permitted User: assembly of computer equipment together with storage and offices or such other use that falls within Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as the Landlord shall from

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                                 [MAP OF SITE]
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                                      time to time approve such approval not to
                                      be unreasonably delayed or withheld

     1.8  Exterior Decorating Years:  2000  2003  2006

     1.9  Interior Decorating Years:  2002  2006

2.   DEFINITIONS

     2.1 For all purposes of this underlease the terms defined in clauses 1 and 2 have the meanings specified

     2.2 'Building' means the building or buildings now or at any time during the Term erected on the whole or part of the Premises

     2.3 'the Insurance Rent' means the sums which the Landlord shall from time to time pay by way of premium and premium tax including any excess deducted by the insurers in respect of any claim:

          2.3.1 for insuring the Premises (including insuring for loss of Rent) in accordance with the Landlord's obligations contained in this underlease;

          2.3.2 and for insuring in such amount and on such terms as the Landlord shall reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter including or relating to the Premises

          2.3.3 all of any increased premium payable by reason of any act or omission of the Tenant

     2.4 'Insured Risks' means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time the in the Landlord's reasonable discretion may think fit to insure against

     2.5 'Interest' means interest during the period from the date on which the payment is due to the date of payment both before and after any judgment at the Interest Rate then prevailing or should the base rate referred to in clause 1.6 cease to



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exist such other rate of interest as is most loosely comparable with the interest Rate to be agreed between parties or in default of agreement to be determined by the Surveyor acting as an expert and not as an arbitrator

2.6 'the 1954 Act' means the Landlord and Tenant Act 1954 Act and all statutes regulations and orders included by virtue of clause 3.18

2.7 'Pipes' means all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media and includes any fixings louvres cowls and any other ancillary apparatus which are in on or under or which serve the Premises

2.8   'the Plan' means the plan annexed to this underlease

2.9 'the Planning Acts' means the Town and Country Planning Act 1990 the Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 and all statutes regulations and orders included by virtue of clause 3.18

2.10 'Rent' means the Initial Rent and rent ascertained in accordance with the second schedule and such term does not include the Insurance Rent but the term 'rents' includes both the Rent and the insurance Rent

2.11 'the Operational Covenants' means the covenants set out in the third schedule

2.12 'Surveyor' means any person or firm appointed by the Landlord to perform any of the functions of the Surveyor under this underlease (including an employee of the Landlord and including also the person or firm appointed by the Landlord to collect the rents)

2.13 'VAT' means Value Added Tax as provided for in the Value Added Tax Act 1983 and legislation (delegated or otherwise) supplemental thereto and any similar tax replacing or introduced in addition to the same and unless otherwise stated all references to rents or other sums payable by the Tenant are exclusive of VAT

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        2.14    'the Headlease' means the superior leases under which the
                Landlord holds the Premises one made the 30th June 1987 between Marples Ridgeway Properties Limited (1) The Vision Research Company Limited (2) Kingscroft Management Limited (3) and Hill Samuel Finance (No 12) Limited (4) of Unit 2 for a term of 999 years from 30th June 1987 and the other made the 19th October 1987 between Marples Ridgeway Properties Limited (1) Minverose Limited (2) Kingscroft Management Limited (3) and Hill Samuel Finance (No 12) Limited (4) for a term of 999 years from 19th October 1987 of Unit 3 and any lease or leases superior to the Headlease

        2.15    'the Superior Landlord' means Kingscroft Management Limited

3.      INTERPRETATION

        3.1 The expressions 'the Landlord' and 'the Tenant' wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively and any reference to a superior landlord includes the Landlord's immediate reversioner (and any superior landlords) at any time

        3.2 Where the Landlord the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

        3.3 Any obligation to pay money refers to a sum exclusive of VAT and any VAT charged on it is payable in addition

        3.4 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

        3.5 The expression 'Guarantor' includes not only the person referred to herein (if any) but also any person who enters into covenants with the Landlord pursuant to clauses 5.9.5 or 5.23

        3.6     The expression 'the Premises' includes:

                3.6.1   the Building;

                3.6.2   all additions and improvements to the Premises;

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                3.6.3   all the Landlord's fixtures and fittings and fixtures of
                        every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises;

                3.6.4   all Pipes in on under or over the Premises and

                3.6.5 the entire thickness of all walls and fences forming the boundaries of the Premises but such expression includes no air space above the height of the top of the Building and references to 'the Premises' in the absence of any provisions to the contrary include any part of the Premises

        3.7 The expression 'the Term' includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statute or common law

        3.8 References to 'the last year of the Term' include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to 'the expiration of the Term' include such other determination of the Term

        3.9 References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior landlord and any mortgagee of the Premises and to all persons authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others) where such superior lease or mortgage grants such rights of access to the superior landlord or mortgagee

        3.10 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person

        3.11 Any provisions in this underlease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and any superior landlord where such consent shall be required but nothing in this underlease shall be

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      construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not unreasonably to refuse any such consent or approval

3.12 References to 'consent of the Landlord' or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to 'approved' and 'authorised' or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

3.13 The terms 'the parties' or 'party' mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor

3.14 References to the Superior Landlord shall include the Superior Landlord's successors in title and shall include all superior landlords however remote

3.15 Where under the terms of this underlease the consent of the Landlord is required for any act or matter the consent of the Superior Landlord under the terms of the Headlease shall also be required wherever requisite PROVIDED that nothing in this underlease shall be construed as imposing on the Superior Landlord any obligation (or indicating that such obligation is imposed on the Superior Landlord by virtue of the terms of the Headlease) not unreasonably to refuse any such consent

3.16 Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right:
      3.16.1 by the Superior Landlord and all persons authorised by the Superior Landlord and
      3.16.2 in common with all other persons having a like right

3.17 'Development' has the meaning given by the Town and Country Planning Act 1990 Section 55

3.18 Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to 'statute' or 'statutes'


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      includes any regulations or orders made under such statute or statutes and all legislation of the European Community

3.19 References in this underlease to any clause sub-clause or schedule without further designation shall be construed as a reference to the clause sub-clause or schedule to this underlease so numbered

3.20 The clause paragraph and schedule headings do not form part of this underlease and shall not be taken into account in its construction or interpretation

4.  DEMISE

The Landlord demises to the Tenant the Premises EXCEPTING AND RESERVING to the Landlord the rights specified in the first schedule TO HOLD the Premises to the Tenant for the Contractual Term TOGETHER WITH the rights set out in the Headlease so far as the Landlord can grant the same SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises including any specified in the Headlease and including any matters contained or referred to in the fifth schedule YIELDING AND PAYING to the Landlord:

4.1 The Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the Rent Commencement Date and

4.2 By way of further rent the Insurance Rent payable on demand in accordance with clause 7

4.3 By way of further rent payable on demand amounts equal to such sums paid from time to time by the Landlord pursuant to the terms of the Headlease in respect of any service charge as defined in the Headlease PROVIDED that if the Superior Landlord shall require the service charge to be paid to it direct then the Tenant complying with such requirement there


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                shall be no further obligation to reimburse the Landlord
                therefor

5.      THE TENANT'S COVENANTS

        The Tenant covenants with the Landlord:

        5.1     Rent

                5.1.1 To pay the rents on the days and in the manner set out in this underlease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

                5.1.2 If so required in writing by the Landlord to make such payments so far as they relate to the Rent by banker's order or credit transfer to any bank and account in the UK that the Landlord may from time to time nominate

                5.1.3 To pay the Landlord on demand sums equal to the amounts paid from time to time by the Landlord to the Superior Landlord pursuant to the terms of the Headlease in respect of any service charge as defined in the Headlease SUBJECT to the proviso to clause 4.3 hereof and to the right of the Tenant to require certification of such sums in accordance with the terms of the Headlease

        5.2     Outgoings and VAT

                5.2.1 To pay and to indemnify the Landlord against all or in the absence of direct assessment of the Premises to pay to the Landlord a fair proportion of rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them and if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord and

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               5.2.2     To pay VAT which may from time to time be charged on
                         rents or other sums payable by the Tenant under this underlease

          5.3  Electricity, Gas and other Services Consumed

               To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Premises (including meter rents)

          5.4  Repair, Cleaning, Decoration etc

               5.4.1 To repair the Premises and keep them in repair excepting damage caused by an Insured Risk other than where the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority PROVIDED that the Tenant shall not be required to carry out any repairs or redecorations to the external cladding to the Building

               5.4.2 To replace from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

               5.4.3 To clean the Premises and keep them in a clean condition

               5.4.4 Not to cause any land roads or pavements abutting the Premises to be untidy or in a dirty condition and in particular (but without prejudice to the generality of the above) not to deposit on them refuse or other materials

               5.4.5 In each of the Exterior Decorating Years and in the last year of the Term to redecorate the exterior of the Building provided as in clause 5.4.1 and in each of the Interior Decorating Years and in the last year of the Term to redecorate the interior of the Building in both instances in a good and workmanlike manner and with appropriate materials of good quality any change in the tints colours and patterns of such



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                     decoration to be approved by the Landlord (such approval
                     not to be unreasonably withheld)

              5.4.6 Where the use of Pipes boundary structures or other things is common to the Premises and other property to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner lessee or occupier of the Premises in relation to those Pipes or other things

              5.4.7 To observe and perform the covenants and conditions as to repair and decoration on the part of the lessee contained in the Headlease (provided as in clause 5.4.1) and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions both during and at the determination of the Term (provided as aforesaid)

              5.4.8 To keep any part of the Premises which may not be built upon ('the Open Land') adequately surfaced in good condition and free from weeds

              5.4.9 Not to bring keep store stack or lay out upon the Open Land any materials equipment plant bins crates cartons boxes or any receptacle for waste or any other item

              5.4.10 Not to deposit or permit to be deposited any waste rubbish or refuse on the Open Land

              5.4.11 Not to keep or store on the Open Land any caravan or movable dwelling

       5.5    WASTE AND ALTERATIONS

              5.5.1  Not to:

                     5.5.1.1 commit any waste

                     5.5.1.2 make any addition to the Premises

                     5.5.1.3 unite the Premises with any adjoining premises



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                     5.5.1.4 make any alteration to the Premises save as
                             permitted by the following provisions of this clause

              5.5.2 Not to make internal non-structural alterations to the Building without:

                     5.5.2.1 obtaining and complying with all necessary
                             consents of any competent authority and paying all charges of any such authority in respect of such consents

                     5.5.2.2 making an application to the Landlord supported by drawings and where appropriate a specification in duplicate

                     5.5.2.3 paying the fees of the Landlord any superior
                             landlord any mortgagee and their respective professional advisers and

                     5.5.2.4 entering into such covenants as the Landlord may
                             reasonably require as to the execution and reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may require prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed

              5.5.3 Subject to the provisions of clause 5.5.2 not to make any internal non-structural alterations to the Building without the consent of the Landlord such consent not to be unreasonably withheld or delayed provided that:

                     5.5.3.1 the installation by the Tenant without such
                             consent of internal demountable partitions in the Premises of a design and of materials approved in writing by the Landlord such approval not to be unreasonably withheld shall be deemed not to be a breach of this covenant and



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                        5.5.3.2 the Tenant may without further consent
                                reposition and remove or alter such internal partitions from time to time

                5.5.4 To remove any additional buildings additions alterations or improvements made to the Premises at the expiration of the Term if so requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal

                5.5.5 Not to make connection with the Pipes that serve the Premises otherwise than in accordance with plans and specifications approved by the Landlord such approval not to be unreasonably withheld or delayed subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker

        5.6     Aerials, Signs and Advertisements

                5.6.1 Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio television or satellite communication without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed) or otherwise upon the Premises

                5.6.2 Not to affix to or exhibit on the outside of the Building or to or through any window of the Building nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this underlease

        5.7     Statutory Obligations

                5.7.1 At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent


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                authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier.
        5.7.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon the Landlord or become liable to pay any penalty damages compensation costs charges or expenses
        5.7.3 Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on on the Premises
5.8     Access of the Landlord and Notice to Repair
        5.8.1 To permit the Landlord upon reasonable prior notice and at reasonable times except in an emergency:
                5.8.1.1 to enter upon the Premises for the purpose of
                        ascertaining that the covenants and conditions of this underlease have been observed and performed
                5.8.1.2 to view (and to open up floors and other parts of the
                        Premises where such opening-up is reasonably required in order to view) the state of repair and condition of the Premises and
                5.8.1.3 to give to the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this underlease including the making good of such opening-up (if any)
                provided that any such opening-up shall be forthwith made good by and at the cost of the Landlord where such opening-up reveals no breaches of the terms of this underlease

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        5.8.2   To commence and proceed to repair cleanse maintain and paint the Premises as required by such notice within one month after service thereof
        5.8.3 If within one month of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within two months or if in the Landlord's opinion the Tenant is unlikely to have completed the work within such period to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses incurred by the Landlord (including legal costs and surveyor's fees) within 14 days of a written demand
        5.8.4 To permit the Landlord and all persons authorised by the Landlord (including agents professional advisers contractors workmen and others) upon reasonable notice (except in the case of emergency) to enter upon the Premises for any purpose that is in the reasonable opinion of the Landlord necessary to enable it to comply with the covenants and the conditions contained in the Headlease
5.9     Alienation
        5.9.1 Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this underlease) part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises PROVIDED that the Tenant may share occupation of the Premises with a company within the same group of companies (within the meaning of section 42 of the 1954 Act) as the Tenant provided that no relationship of landlord and tenant is created and for so long as both companies remain a member of the same group

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        5.9.2   Not to assign underlet or charge part only of the Premises save that the Tenant may subject to clause 5.9.6 underlet either
                Unit 2 or Unit 3 as a whole with the prior consent of the Landlord which is not to be unreasonably withheld or delayed
        5.9.3 Not to assign or charge or underlet the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed
        5.9.4 Not to assign the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall be entitled for the purposes of Section 19(1A) of the Landlord and Tenant Act of 1927 to withhold its consent or licence to an assignment of the whole of the Premises if the circumstances and conditions set out in clause 5.9.5 do not exist or have not been complied with and PROVIDED ALWAYS that the Landlord may withhold its consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further reasonable condition or conditions upon the grant of consent
        5.9.5 The circumstances and conditions referred to in clause 5.9.4 are:
                5.9.5.1 that the Tenant who is to assign the underlease enters into an Authorised Guarantee Agreement with the Landlord in the form set out in the Fourth Schedule with such changes thereto as the Landlord may reasonable require from time to time and
                5.9.5.2 that such persons as the Landlord may reasonably
                        require act as Guarantors for the intended assignee in the form set out in clause 8 of the underlease
                5.9.5.3 that any arrears of rent and other monetary payments due under the terms of this

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                        underlease have been paid prior to completion of the
                        assignment
                5.9.5.4 that all other material breaches of the Tenant's
                        covenants and conditions in this underlease have been remedied
                5.9.5.5 that the assignee and any other required guarantors have produced accounts and references reasonably acceptable to the Landlord
                5.9.5.6 that the Tenant has with the application for consent to assign produced to the Landlord an unconditional undertaking from its solicitors to pay whether the license is granted or not all costs and disbursements (including VAT) which may be properly incurred by the Landlord in connection with the application for consent (including without prejudice to the generality of the foregoing) its solicitors' costs, its surveyors' costs and its accountants' costs (if any) or that the Tenant has provided such other security for such costs and disbursements as the landlords reasonably requires or
                5.9.5.7 the assignee has first covenanted by deed with the
                        Landlord in such form as the Landlord may reasonably require that with effect from the date of the assignment and during the residue of the Term or until the proposed assignee is released from such covenants or conditions the assignee will pay the Rent and observe and perform all the provisions of this underlease to be observed and performed by the Tenant
                5.9.5.8 the assignee has if reasonably required by the Landlord procured a covenant by deed with the Landlord from a guarantor or

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                        guarantors for the assignee (such guarantors to be
                        reasonably acceptable to the Landlord) in the form of the guarantee set out in clause 8 of the underlease
        5.9.6 That each and every permitted underlease shall be granted without any fine or premium at a rent not less than the then open market rental value of the Premises to be approved by the Landlord prior to any such underlease or the Rent then being paid (whichever shall be greater) (adjusted if only one unit is being underlet) such rent being payable in advance on the days on which Rent is payable under this underlease and shall contain provisions approved by the Landlord:
                5.9.6.1 for the upwards only review of the rent reserved by such underlease on the basis and on the dates on which the Rent is to be reviewed in this underlease
                5.9.6.2 prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this underlease
                5.9.6.3 for re-entry by the underlandlord on breach of any covenant by the undertenant
                5.9.6.4 imposing an absolute prohibition against all
                        dispositions of or other dealings whatever with the Premises other than an assignment of the whole
                5.9.6.5 prohibiting any assignment of the whole without the prior consent of the Landlord under this underlease but providing that such consent may not be unreasonably withheld or delayed
                5.9.6.6 prohibiting the undertenant from permitting another to occupy the whole or any part of the Premises

       5.9.6.7 imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are contained in this underlease in relation to dispositions by the Tenant

       5.9.6.8  excluding the provisions of the sections 24-28 of the 1954 Act

5.9.7 Prior to any permitted underletting to procure that the undertenant enters into direct covenants with the Landlord to the like effect as those contained in clause 5.9.6

5.9.8 To enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) vary the terms or accept a surrender of any permitted underlease

5.9.9  In relation to any permitted underlease:

       5.9.9.1 to ensure that the rent is reviewed in accordance with the terms of the underlease

       5.9.9.2 not to agree the reviewed rent with the undertenant without the approval of the Landlord

       5.9.9.3 where the underlease provides such an option not to agree that the third party determining the rent in default of agreement shall act as an arbitrator or as an expert without the approval of the Landlord

       5.9.9.4 not to agree upon the appointment of a person to act as the third party determining the rent in default of agreement without the approval of the Landlord

       5.9.9.5 to incorporate as part of any submissions or representations to that third party such submissions or representations as the Landlord shall reasonably require

       5.9.9.6 to give notice to the Landlord of the details of the determination of every rent review within 14 days provided that the Landlord's approvals specified in this clause 5.9.9 shall not be unreasonably withheld or delayed

5.9.10 Within 28 days of any assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord's solicitor such deed or document or a certified copy of it and to pay the Landlord's solicitor's reasonable charges for the registration of every such document such charges not being less than L.25 (twenty five pounds) plus VAT

5.10 Nuisance, Etc. and Residential Restrictions

5.10.1 Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or the Landlord's tenants or other owners or occupiers of adjacent or neighbouring premises

5.10.2 Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

5.10.3 Not to use the Premises as sleeping accommodation or for residential purposes nor keep any animal fish reptile or bird anywhere on the Premises

5.11 Landlord's Costs

To pay to the Landlord on an indemnity basis all costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) properly and reasonably incurred by the Landlord in relation to or incidental to:

               5.11.1 every application made by the Tenant for a consent or licence required by the provisions of this underlease whether such consent or licence is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn

               5.11.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

               5.11.3 the recovery or attempted recovery of arrears of rent or other sums due from the Tenant and

               5.11.4 and steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or within three months after the expiration of the Term

     5.12 The Planning Acts

               5.12.1 Not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention such consent not to be unreasonably withheld or delayed

               5.12.2 At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord such consent not to be unreasonably withheld or delayed

               5.12.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect to the carrying out or maintenance of any such operations or the commencement or continuance of any such user

               5.12.4 Notwithstanding any consent which may be granted by the Landlord under this underlease not to carry out or make any alteration or addition to the Premises or any change of use until:

                         5.12.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Landlord

                         5.12.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

                         5.12.4.3 the Landlord has acknowledged that every necessary planning permission is acceptable the Landlord being entitled to refuse to acknowledge acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would be (or be likely to be) prejudicial to the Landlord's interest in the Premises whether during or following the expiration of the Term

               5.12.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:

                         5.12.5.1 any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun before the expiration of the Term and

                         5.12.5.2 any Development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

     5.12.6 In any case where a planning permission is granted subject to conditions and if the Landlord so reasonably requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

5.13 Plans, Documents and Information

     5.13.1 If called upon to do so to produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may reasonably require in order for the Landlord to be satisfied that the provisions of this underlease have been complied with

     5.13.2 If called upon to do so to furnish to the Landlord the Surveyor or any person acting as the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this underlease such information as may reasonably be requested in writing in relation to any pending or intended step under the 1954 Act or the implementation of any provisions for rent review

5.14 Indemnities

     To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

     5.14.1 any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant's authority or

     5.14.2 any breach or non-observance by the Tenant of the covenants conditions or other provisions of this underlease or any of the matters to which this demise is subject or

     5.14.3    the use or occupation of the Premises

5.15 Reletting Boards

     To permit the Landlord at any time during the last 6 months of the Contractual Term and at any time thereafter (or sooner if the rents or any part of them shall be in arrear and unpaid for longer than 28 days) to enter upon the Premises and affix and retain anywhere upon the Premises a notice for reletting the Premises (but not so as to obscure the doors or windows thereof) and during such period to permit persons with the written authority of the Landlord or the Landlord's agent at reasonable times of the day by appointment to view the Premises

5.16 Encroachments

     5.16.1 Not to stop up darken or obstruct any windows or light belonging to the Building

     5.16.2 To take all steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately upon it coming to the notice of the Tenant if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request and cost (unless due to the Tenant's default or omission) of the Landlord to adopt such means as shall be required to prevent such encroachment or the acquisition of any such easement

5.17 Yield Up

     At the expiration of the Term:

     5.17.1 to yield up the Premises in repair and in accordance with the terms of this underlease

     5.17.2    to give up all keys of the Premises to the Landlord and

     5.17.3 to remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal

5.18 Interest on arrears

     5.18.1 If the Tenant shall fail to pay the rents or any other sum due under this underlease within 14 days of the date due whether formally demanded or not the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rents due to the Landlord

     5.18.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this underlease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this underlease

5.19 Statutory Notices etc.

     To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within 7 days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient

5.20 Keyholders

     To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least 2 keyholders of the Premises

5.21 Sale of Reversion etc.

     To permit upon reasonable notice at any time during the Term during normal business hours prospective purchasers of or agents instructed in connection with the sale of the Landlord's reversion or of any other interest superior to the Term to view the Premises by prior appointment without interruption provided they are authorised in writing by the Landlord or its agents

        5.22    Defective Premises

                To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this underlease or the duty of care imposed on the Landlord pursuant to the defective Premises Act 1972 or otherwise as soon as the same shall come to the notice of the Tenant and at all times to display and maintain all notices which the Landlord may from time to time require to be displayed at the Premises

        5.23    New Guarantor

                Within 14 days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this underlease in the form of the Guarantor's covenants contained in this underlease

        5.24    Landlord's Rights

                To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to the Landlord by virtue of the provisions of this underlease

        5.25 To observe and perform the covenants and conditions contained in the Headlease

                To observe and perform the covenants and conditions on the part of the lessee contained in the Headlease except in so far as the Landlord expressly covenants in this underlease to observe and perform the same and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions

        5.26    Not to commit a breach of the terms of the Headlease

                Not to do omit suffer or permit in relation to the Premises any act or thing which would or might cause the Landlord to be in breach of the Headlease or which if done omitted or suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Headlease

        5.27    The Operational Covenants

                To observe and perform the Operational Covenants

6.      THE LANDLORD'S COVENANTS

        The Landlord covenants with the Tenant:

        6.1     Quiet Enjoyment

                To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord

        6.2     To pay the Headlease rent(s)

                To pay the rents reserved by the Headlease and to perform so far as the Tenant is not liable for such performance under the terms of this underlease the covenants and conditions on the part of the lessee contained in the Headlease

        6.3     To enforce the covenants in the Headlease

                On the request and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Headlease

        6.4     To obtain consents under the Headlease

                To take all reasonable steps at the Tenant's expense to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this underlease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this underlease and the Headlease

        6.5     External cladding

                After any notice given by the Tenant as to any substantial defect in the external cladding of the Building having come to the notice of the Tenant to inspect the same and to carry out any work which may reasonably be required thereto so as to ensure that the Building remains wind and water tight

7. Insurance

        7.1     Warranty re Convictions

                The Tenant warrants that prior to the execution of this underlease the Tenant has disclosed to the Landlord in writing any conviction judgment or finding or any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of the Building against loss of damage by any of the Insured Risks

        7.2     Landlord to Insure

                7.2.1 Subject to the Tenant paying the Insurance Rent the Landlord covenants with the Tenant to insure the Premises unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant's authority

                7.2.2   Insurance shall be effected:

                        7.2.2.1 in such insurance office or with such
                                underwriters and through such agency as the Landlord may from time to time decide

                        7.2.2.2 for the following sums:

                                (a) such sum as the Landlord shall from time to time be advised as being the full cost of rebuilding and reinstatement including VAT architect's surveyors' and other professional fees fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the
                                    rebuilding or reinstatement of the Premises the cost of the debris removal demolition site clearance any works that may be required by statute and incidental expenses and

                                (b) the loss of Rent payable under this
                                    underlease from time to time (having regard to any review of rent which may become due under this underlease) for 3 years or such longer period as the Landlord may from time to time consider to be sufficient for the purposes of the planning and carrying out the rebuilding or reinstatement

                        7.2.2.3 against damage or destruction by the Insured
                                Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require

        7.3     Payment of Insurance Rent

                The Tenant shall pay the Insurance Rent on the date of this underlease for the period from and including the date of this underlease to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent on demand and (if so demanded) in advance of the policy renewal date

        7.4     Suspension of Rent

                7.4.1   If and whenever during the Term:

                        7.4.1.1 the Premises or any part of them are damaged or
                                destroyed by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use and

                        7.4.1.2 payment of the insurance money is not refused in
                                whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the provisions of clause 7.4.2 shall have effect

                7.4.2 When the circumstances contemplated in clause 7.4.1 arise the Rent or a fair proportion of the Rent according to the nature and extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use or until the expiration of 3 years from the destruction or damage whichever period is the shorter

        7.5     Reinstatement and Termination if Prevented

                7.5.1   If and whenever during the Term:

                        7.5.1.1 the Premises or any part of them are damaged or
                                destroyed by any of the Insured Risks

                        7.5.1.2 the payment of the insurance money is not
                                refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the Landlord shall use the Landlord's best endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuilt and reinstate ('Permissions')

                7.5.2 Subject to the provisions of clauses 7.5.3 and 7.5.4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating the Premises so destroyed or damaged and shall make up any shortfall out of the Landlord's own monies

                7.5.3 For the purposes of this clause the expression 'Supervening Events' means:

                     7.5.3.1 the Landlord has failed despite using the
                             Landlord's best endeavours to obtain the Permissions

                     7.5.3.2 any of the Permissions have been granted subject
                             to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

                     7.5.3.3 some defect or deficiency in the site upon which
                             the rebuilding or reinstatement is to take place would mean that the same could only undertaken at a cost that would be unreasonable in all the circumstances

                     7.5.3.4 the Landlord is unable to obtain access to the site for the purposes of rebuilding or reinstating

                     7.5.3.5 the rebuilding or reinstating is prevented by war
                             act of God Government action strike lock-out or

                     7.5.3.6 any other circumstances beyond the control of the
                             Landlord

              7.5.4 The Landlord shall not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by Supervening Events

              7.5.5 If upon the expiry of a period of 2-1/2 years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant's occupation and use either party may by notice served at any time within 6 months of the expiry of such period invoke the provisions of clause 7.5.6

              7.5.6  Upon service of a notice in accordance with clause 7.5.5:

                     7.5.6.1 the Term will absolutely cease but without
                             prejudice to any rights or remedies that may have accrued to either party against the other including (without prejudice to the generality of the above) any right that the Tenant might have against the Landlord for a breach of the Landlord's covenants set out in clauses 7.5.1 and 7.5.2

                     7.5.6.2 all money received in respect of the insurance
                             effected by the Landlord pursuant to this clause shall belong to the Landlord

       7.6    Tenant's Insurance Covenants

              The Tenant covenants with the Landlord:

              7.6.1 to comply with all the requirements and recommendations of the insurers

              7.6.2 not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

              7.6.3 to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require or as the Landlord may reasonably require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every 6 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

              7.6.4 not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises

              7.6.5 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

              7.6.6 to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this underlease

              7.6.7 immediately to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance

              7.6.8 if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this underlease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

              7.6.9 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance relating to the Premises is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:

                     7.6.9.1 to rebuild and reinstate at the Tenant's own
                             expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or

                        7.6.9.2 to pay to the Landlord on demand with Interest
                                the amount of such insurance money so
                                irrecoverable in which event the provisions of clauses 7.4 and 7.5 shall apply

        7.7     Landlord's Insurance Covenants

                The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to the Landlord's obligations contained in this underlease to produce to the Tenant on demand reasonable evidence of the terms of the policy and fact that the last premium has been paid

8.      The Guarantor's Covenants

        The Guarantor covenants with the person named herein as Landlord and without the need for any express assignment with all the Landlord's successors in title that:

        8.1     To Pay Observe and Perform

                Whilst the underlease is vested in the Tenant or the Tenant remains liable by virtue of the Landlord and Tenant (Covenants) Act 1995 and whilst the Tenant remains liable to the Landlord under any authorised guarantee agreement entered into pursuant to this underlease ("the Liability Period") the Tenant shall punctually pay the rents and observe and perform the covenants and other terms of this underlease and if at any time during the Liability Period the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of this underlease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses and damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

                8.1.1 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of this underlease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925
                        Section 146 have been entitled) to re-enter the Premises

                8.1.2 that the terms of this underlease may have been varied by agreement between the parties

                8.1.3 that the Tenant shall have surrendered part of the Premises in which event the liability of the Guarantor under this underlease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

                8.1.4 any other act or thing by which but for this provision the Guarantor would have been released

        8.2     To Take Underlease Following Disclaimer

                If at any time during the Liability Period the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this underlease the Guarantor shall if the Landlord shall by notice within 60 days after such disclaimer so require take from the Landlord an underlease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer at the Rent then being paid under this underlease and subject to the same covenants and terms as in this underlease (except that the Guarantor shall not be required to procure that any other person is made a party to that underlease as guarantor) such new underlease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new underlease and execute and deliver to the Landlord a counterpart of it

     8.3  To Make Payments Following Disclaimer

          If this underlease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new underlease of the Premises in accordance with clause 8.2 the Guarantor shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use of occupation of the Premises and the rents in both cases for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

          8.3.1     the date 6 months after such disclaimer and

          8.3.2     the date (if any) upon which the Premises are relet

9.   PROVISOS

     9.1  Re-entry

          If and whenever during the Term:

          9.1.1 the rents (or any of them or any part of them) under this underlease are outstanding for 14 days after becoming due whether formally demanded or not or

          9.1.2 there is a breach by the Tenant or the Guarantor of any covenant or other term of this underlease or any document supplemental to this underlease or

          9.1.3     an individual Tenant or the Guarantor:

                    9.1.3.1   becomes bankrupt or

                    9.1.3.2 has an interim receiver appointed in respect of his property or

                    9.1.3.3   has a bankruptcy order made against him

          9.1.4     a company Tenant or the Guarantor:

                    9.1.4.1 enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

                    9.1.4.2   has an administrative or other receiver appointed

          9.1.5 the Tenant enters into an arrangement for the benefit of the Tenant's creditors or

          9.1.6 the Tenant has any distress or execution levied on the Tenant's goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor in respect of any breach of covenant or other term of this underlease (including the breach in respect of which the re-entry is made)

     9.2  Exclusion of Use Warranty

          Nothing in this underlease or in any consent granted by the Landlord under this underlease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this underlease(or any purpose subsequently authorised)

     9.3  Entire Understanding

          This underlease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this underlease

     9.4  Representations

          The Tenant acknowledges that this underlease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this underlease

     9.5  Licences etc. Under Hand

          Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

     9.6  Tenant's Property

          If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within 7 days after being requested in writing by the Landlord to do so or if after using reasonable endeavours the Landlord is unable to make such a request to the Tenant within 14 days from the first attempt so made by the
      Landlord:

      9.6.1 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

      9.6.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 3 months of the date upon which the Tenant vacated the Premises and

      9.6.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises

9.7  Compensation on Vacating

     Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

9.8  Disputes under the Headlease

     Where any issue question or matter arising out of or under or relating to the Headlease which also affects or relates to the provisions of this underlease is to be determined as provided in the Headlease the determination of such issue question or matter pursuant to the provisions of the Headlease shall be binding on the Tenant as well as the Landlord for the purposes both of the Headlease and this underlease

9.9  Service of Notices

     The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this underlease

9.10  Jurisdiction

      9.10.1 This underlease shall be governed by English Law

      9.10.2 The parties submit to the non-exclusive jurisdiction of the High Court of Justice in England

9.11  Landlord and Tenant (Covenants) Act 1995

      The parties hereby certify that this is a new tenancy for the purpose of the Landlord and Tenant (Covenants) Act 1995

9.12  Landlord's Release

      The Landlord shall be released from all liability under this underlease on an assignment by the Landlord of its reversionary interest (subject always to section 26(2) of the Landlord and Tenant (Covenants) Act 1995)

9.13  Option to Determine

      If the Tenant wishes to determine this Lease on the expiry of the fifth year of the Term and shall give to the Landlord not less than six months' prior notice in writing and shall up to the time of such determination pay the rents reserved by and in all material respects perform and observe the covenants contained in this underlease then upon the expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

9.14  Tenant's option with regard to external cladding

      If the Tenant shall at any time after the expiry of the fifth year of the Term give to the Landlord notice in writing that the decorative condition of the external cladding of the Building has substantially deteriorated such that re-decoration is reasonably required then the Landlord shall within three months of the date of service of such notice either:

      9.14.1 Carry out the re-decoration of the external cladding in a proper and workmanlike manner and with good quality materials and to the reasonable satisfaction of the Tenant or
                9.14.2 Give counternotice to the Tenant that the Landlord does not propose to carry out such decorations in which event the Tenant may within six months of the service of such counternotice forthwith determine the Lease by written notice to the Landlord on the same conditions as for the determination of the Lease in accordance with clause 9.13 hereof

IN WITNESS of which this deed has been executed the day and year first above written

                                 FIRST SCHEDULE
                                Rights Reserved

1. The right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises:
        1.1     to inspect the condition and state of repair of the Premises
        1.2 to take schedules or inventories of fixtures and other items to be yielded upon on the expiry of the Term and
        1.3 to exercise any of the rights granted to the Landlord elsewhere in this underlease

2. The right with the Surveyor and the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this underlease at convenient hours and on reasonable prior notice to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review

                                SECOND SCHEDULE
                              Rent and rent review

1.      DEFINITIONS

        1.1 The terms defined in this paragraph shall for all purposes of this schedule have the meanings specified
        1.2 'Review Period' means the period between the Review Date and the expiry of the Term (inclusive)
        1.3     'the Assumptions' means the following assumptions at the Review
                Date:
                1.3.1 that no work has been carried out on the Premises by the Tenant or the Tenant's subtenants or their predecessors in title during the Term or during any previous term held by the Tenant which has diminished the rental value of the Premises
                1.3.2 That if the Premises have been destroyed or damaged they have been fully restored
                1.3.3 that the covenants contained in this underlease on the part of the Tenant have been fully performed and observed
                1.3.4 that the Premises are available to let by a willing landlord to a willing tenant by one underlease without a premium being paid by either party and with vacant possession
                1.3.5 that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph 1.3.4 and that all the services required for such occupation and use are connected to the Premises
                1.3.6 that the underlease referred to in paragraph 1.3.4 contains the same terms as this underlease except the amount of the Initial Rent and any rent free period allowed to the Tenant for fitting out the Premises for the Tenant's occupation and use at the commencement of the Term but including the provisions for rent review on the Review Dates and at similar intervals after the last Review Date and except as set out in paragraph 1.3.7
                1.3.7 that the term of the underlease referred to in paragraph 1.3.4 is equal in length to the Contractual Term and that such term begins on the relevant Review Date and that the rent shall commence to be payable from that date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such underlease as those specified in this underlease
                1.3.8 that the underlease referred to in paragraph 1.3.4 will be renewed at the expiry of its term under the provisions of the 1954 Act
                1.3.9 that the hypothetical tenant is and that tenants in the market generally are registered for the purposes of VAT and will be able to set off in full by way of input tax any VAT payable in respect of any payment of rent against the output tax payable by such tenant
        1.4     'the Disregarded Matters' means:
                1.4.1 any effect on rent of the fact that the Tenant or the Tenant's permitted subtenants or their respective predecessors in title have been in occupation of the Premises
                1.4.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant or the Tenant's permitted subtenants or their predecessors in title in their respective businesses
                1.4.3 any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement addition alteration or other work to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or the Landlord's predecessors in title by the Tenant or the Tenant's permitted subtenants or their respective predecessors in title during the Term

                1.4.4 any adverse effect on rent of any temporary works operations or other activities on any adjoining or neighbouring property
                1.4.5 any rent free or reduced rent period or reverse premiums or other concessions that a willing landlord might give to a willing tenant in the open market at the relevant Review Date

        1.5 'the President' means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

        1.6 'the Independent Surveyor' means a person appointed by agreement between the parties or in the absence of agreement within 14 days of one party giving notice to the other of their nomination or nominations nominated by the President on the application of either party made not earlier than 6 months before the relevant Review Date or at any time afterwards

2.      ASCERTAINING THE RENT
        2.1     The Rent shall be:
                2.1.1   until the first Review Date the Initial Rent and
                2.1.2   during the Review Period a rent equal to the greater of:
                        2.1.2.1 the Rent payable immediately prior to the
                                relevant Review Date or if payment of Rent has been suspended pursuant to the proviso to that effect contained in this underlease the Rent which would have been payable had there been no suspension or
                        2.1.2.2 such Rent as may be ascertained in accordance
                                with this schedule

        2.2 Such revised Rent for the Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined not earlier than the Review Date by the Independent Surveyor

     2.3 The revised Rent to be determined by the Independent Surveyor shall be such as he shall decide to be the rent at which the Premises might reasonably be expected to be let on the open market at the Review Date making the Assumptions but disregarding the Disregarded Matters

     2.4 The Independent Surveyor shall act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979 unless before his appointment the Landlord shall elect in writing that the Independent Surveyor shall act as an expert and not as an arbitrator and in such event the Independent Surveyor acting as an expert shall nevertheless afford the parties a reasonable opportunity to make written representations to him but save in the event of manifest error his decision as an expert shall be final and binding on the parties

     2.5 The Independent Surveyor shall also have authority to determine the proportions in which the costs of his determination shall be borne between the parties

     2.6 If the Independent Surveyor shall die or become unwilling to act or incapable of acting or withdraws or if for any other reason the President or the person acting on the President's behalf shall think fit the Independent Surveyor shall be discharged and the President or the person acting on his behalf shall appoint another in his place and this shall be repeated as many times as may be necessary in the circumstances

     2.7 Whenever the Rent shall have been ascertained in accordance with this schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this underlease and its counterpart and the parties shall bear their own costs in this respect (but failure to sign such a memorandum shall not affect the recovery of the new rent)

3.   ARRANGEMENT PENDING ASCERTAINMENT OF REVISED RENT

     3.1 If the revised Rent payable during the Review Period has not been ascertained by the relevant Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for that Review Period

     3.2 If one party shall upon publication of the Independent Surveyor's award pay all the Independent Surveyor's fees and expenses such party shall be entitled to recover (in default of payment within 21 days of a demand to that effect in the case of the Landlord as Rent in arrears or in the case of the Tenant by deduction from Rent) such proportion of them (if any) as the Independent Surveyor shall award against the other party

4.   PAYMENT OF REVISED RENT

     4.1 If the revised Rent shall be ascertained on or before the Review Date and that date is not a quarter day the Tenant shall on that Review Date pay to the Landlord the amount by which one quarter's Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Rent at the rate of the revised rent apportioned on a daily basis for that part of the quarter during which the revised Rent is payable

     4.2 If the revised Rent payable during the Review Period has not been ascertained by the Review Date then immediately after the date when the same has been agreed between the parties or the date upon which the Independent Surveyor's award shall be received by one party the Tenant shall pay to the Landlord:

          4.2.1 any shortfall between the Rent which would have been paid on the Review Date and on any subsequent quarter days had the revised rent been ascertained on or before the Review Date and the payments made by the Tenant on account and

          4.2.2 interest at the rate equal to the base lending rate of the bank referred to in or nominated pursuant to clause 1.6 prevailing on the day upon which the shortfall is paid in respect of each instalment of Rent due on or after the Review Date on the amount by which the instalment of the revised Rent which would have been paid on the relevant Review Date or such quarter day exceeds the amount paid on account and such interest shall be payable for the period from the date upon which the instalment was due up to the date of payment of the shortfall

5.   ARRANGEMENTS WHEN INCREASING RENT PREVENTED ETC.

     5.1 If at any of the Review Dates there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Rent in accordance with this underlease and/or to recover any increase in the Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to the Landlord's rights (if any) to recover any Rent the payment of which has only been deferred by law) on giving not less than one month's nor more than 3 month's notice in writing to the Tenant to invoke the provisions of paragraph 5.2

     5.2 Upon the service of a notice pursuant to paragraph 5.1 the Landlord shall be entitled:

          5.2.1 to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this underlease to be a Review Date (provided that without prejudice to the operation of this paragraph nothing in this paragraph shall be construed as varying any subsequent Review Dates)

          5.2.2 to recover any increase in Rent with effect from the earliest date permitted by law


                                 THIRD SCHEDULE
                           The Operational Covenants

1.   USER

     1.1  To use the Premises for the Permitted User only

     1.2 Not to cease carrying on business in the Premises or leave the Premises continuously unoccupied for more than one month without:

          1.2.1  notifying the Landlord and

          1.2.2 providing such caretaking or security arrangements as the Landlord shall reasonably require and the insurers shall require in order to protect the Premises from vandalism theft damage or unlawful occupation

2.   SMOKE ABATEMENT

     2.1 To ensure that every furnace boiler or heater at the Premises (whether using solid liquid or gaseous fuel) is constructed and used so as substantially to consume or burn the smoke arising from it

     2.2 Not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine furnace chimney or other apparatus on the Premises without using the best possible means for preventing or counteracting such emission

     2.3 To comply with the provisions of the Clean Air Acts 1956 and 1968 and the Control of Pollution Act 1974 and with the requirements of any notice of the local authority served under them

3.   POLLUTION

     Not to permit to be discharged into any Pipes serving the Premises:

     3.1 any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance and to take all measures to ensure that any effluent discharged into the Pipes will not be corrosive or otherwise harmful to the Pipes or cause obstruction or deposit in them or

     3.2 any fluid of a poisonous or noxious nature or of a kind likely to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river

4.      ROOF AND FLOOR WEIGHTING

        4.1 Not to bring or permit to remain upon the Building any safes machinery goods or other articles which shall or may strain or damage the Building or any part of it

        4.2 Not without the consent of the Landlord to suspend any weight from the stanchions roof purlins or portal frames or use the same for storage of goods or place any weight on them

        4.3 On any application by the Tenant for the Landlord's consent under paragraph 4.2 the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fee of such engineer or other person

5.      MACHINERY

        5.1 To keep all plant apparatus and machinery (including any boilers and furnaces) upon the Premises properly maintained and in good working order and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them

        5.2 To renew all working and other parts as and when necessary or when recommended by such contractors

        5.3 To ensure by directions to the Tenant's staff and otherwise that such plant apparatus and machinery are properly operated and

        5.4     To avoid damage to the Premises by vibration or otherwise

6.      SIGNS

        At all times to display and maintain a suitable sign showing the Tenant's trading name and business of a size and kind first approved by the Landlord on a point on the Premises to be reasonably specified in writing to the Landlord

7.      UNLOADING AND PARKING

        Not to unload any goods or materials from vehicles and convey them into the Premises except through the approved entrances provided for the purpose and not to cause congestion of adjoining parking areas or inconvenience to any other user of them}



                                FOURTH SCHEDULE

                         Authorised Guarantee Agreement

THIS GUARANTEE is made the    day of              199  BETWEEN:

(1)                                    of ("the Guarantor")

(2)                                    of ("the Landlord")

NOW IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

        In this guarantee the following expressions shall (where the context permits) have the following meanings respectively:

        1.1     "the Assignee" means

        1.2     "the Lease" means the underlease dated                  and made
                between (Stop01) and (Stop02) [and (Stop03)] for a term of
                from [and varied by a deed dated                     and made
                between                     ]

        1.3     "the Premises" means the premises demised by the Lease

        1.4 "the Liability Period" means the period during which the Assignee is bound by the tenant covenants of the Lease

        1.5 the expressions "authorised guarantee agreement" and "tenant covenants" shall have the same meaning in this guarantee as in the Landlord and Tenant (Covenants) Act 1995 section 28(1)

2.      RECITALS

        2.1 By clause 5.9 of the Lease the Landlord's consent is required to the assignment of the Lease

        2.2 The Landlord has agreed to give consent to the assignment to the Assignee on condition that the Guarantor enters into this guarantee

     2.3 This guarantee takes effect only when the Lease is assigned to the Assignee

3. In consideration of the Landlord's consent to the assignment the Guarantor covenants with the Landlord and without the need for any express assignment with all its successors in title that:

     3.1  To pay observe and perform

          The Assignee shall punctually pay the rents and observe and perform the covenants and other terms of the Lease throughout the Liability Period and if at any time during the Liability Period the Assignee shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of the Lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

          3.1.1 any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or observance or performance of the covenants or other terms of the Lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

          3.1.2 that the terms of the Lease may have been varied by agreement between the parties

          3.1.3 that the Assignee shall have surrendered part of the Premises in which event the liability of the Guarantor under the Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the law of Property Act 1925 Section 140 and

     3.1.4 any other act or thing by which but for this provision the Guarantor would have been released

3.2  To take lease following disclaimer

     If during the Liability Period the Assignee (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim the Lease the Guarantor shall if the Landlord shall by notice within 60 days after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the contractual term of the Lease which would have remained had there been no disclaimer at the rent then being paid under the Lease and subject to the same covenants and terms as in the Lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

3.3  To make payments following disclaimer

     If during the Liability Period the Lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new underlease of the Premises in accordance with clause 3.2 above the Guarantor shall pay to the Landlord on demand an amount equal to the rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

     3.3.1  the date 6 months after such disclaimer and

     3.3.2  the date (if any) upon which the Premises are relet


                                 FIFTH SCHEDULE
           (Particulars of matters to which the Premises are subject)

All those matters set out in the Headlease and in the registered title of the premises.

THE COMMON SEAL OF                       )
PEGASUS AIRWAVE LIMITED                  )
was hereunto affixed to this instrument  )
as a deed in the presence of             )


/s/  (Signature)                         Director
-----------------------------------

/s/  (Signature)                         Secretary
-----------------------------------

                            DATED ___________, 1998


                        THE TRUSTEES OF THE SUMMERTHORNE
                     ESTATES LIMITED EXECUTIVE PENSION FUND


                                     - to -


                           MAP MANUFACTURING LIMITED

                         (TRI-MAP INTERNATIONAL LIMITED
                                 AS GUARANTOR)


                          Counterpart/

                                   L E A S E

                                  relating to
                              60-64 Framfield Road
                                    Uckfield
                                  East Sussex


                             DAWSON HART
                             The Old Grammer School
                             9 Church Street
                             Uckfield
                             East Sussex
                             TN22 1BH
                                  JB.09.SD

       THIS LEASE is made ______________________, 1998 BETWEEN MICHAEL CLIFFORD TIMMS, MICHAEL JOHN ROBERTS and PENSIONEER TRUSTEES (LONDON) LIMITED all care of Mercer House Thames Side Windsor Berkshire SL4 1QN ("the Landlord" which expression where the context so admits shall include the reversioner for the time being immediately expectant upon the term hereby granted) of the first part MAP MANUFACTURING LIMITED whose registered office is situate at Units 2 & 3 Kingscroft Court Ridgway Havant Hampshire PO9 1LS ("the Tenant" which expression where the context so admits shall include the company or persons in whom the term hereby granted may from time to time be vested) of the second part and TRI-MAP INTERNATIONAL LIMITED whose registered office is at Sanford House Medwin Walk Horsham West Sussex RH12 1AG "the Guarantor") of the third part

WHEREAS in this Lease the following expressions shall have the following meanings:

(1) "the Demised Premises" means the property known as 60-64 Framfield Road Uckfield East Sussex more particularly described in the First Schedule hereto

(2) "the Conduits" means all sewers drains pipes gullies gutters ducts wires cables and other conducting media of whatsoever nature

(3) "the Utilities" means water soil gas and electricity telecommunications and other services and supplies of whatsoever nature

(4) "the Landlord's Surveyor" means any chartered surveyor or other agent appointed by the Landlord to determine any issue as to rent or other matter contained in the Lease allowing for determination by the Landlord's Surveyor

NOW THIS DEED WITNESSETH as follows:

1.     DEMISE AND RENTS

       In consideration of the rents herein reserved and covenants on the part of the Tenant and the Guarantor herein contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the Demised Premises TO HOLD the Demised Premises unto the Tenant for a term of FIFTEEN YEARS from 10th December 1997 ("the Term") YIELDING AND PAYING therefor FIRSTLY yearly and proportionately for any fraction of a year:

       (a) for the first three years of the term a rent of FORTY-TWO THOUSAND POUNDS (L.42,000)

       (b) for the fourth and fifth years of the term a rent of FORTY-EIGHT THOUSAND POUNDS (L.48,000)

       (c) for the remainder of the term the yearly term of FORTY-EIGHT THOUSAND POUNDS (L.48,000) or (if higher) such other rent as may become payable under and by virtue of the provisions of the Second Schedule hereto by equal quarterly payments to be made in advance on the usual quarter days in every year without any deduction (and if the Landlord so requires by standing order) and SECONDLY by way of additional rent from time to time such sum or sums as are equal to the amount which the Landlord expends in effecting and maintaining the insurance of the Demised Premises in accordance with clause 4 hereof such last mentioned rent to be paid without deduction forthwith on demand

2.     TENANT'S COVENANTS

       The Tenant HEREBY COVENANTS with the Landlord as follows:

2.1           TO PAY RENTS

              To pay the rents hereinbefore reserved at the times and in manner aforesaid without any deduction whatsoever

2.2           TO PAY INTEREST ON OVERDUE MONEYS

              If any of the said rents or any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid for more than 14 days after the date upon which the Landlord notifies the Tenant in writing that such rent or other sum of money has not been paid on the due date to pay interest thereon from the date of such notice to the actual date of payment at the yearly rate of 4% per annum above the base rate for the time being of National Westminster Bank plc or in the event of National Westminster Bank plc ceasing to publish a base rate such other reasonable comparable rate of interest as the Landlord shall from time to time determine (in either case called "the Prescribed Rate")

2.3           TO PAY OUTGOINGS

              To bear pay and discharge all rates taxes duties charges assessments impositions and outgoings of whatever nature now or hereafter assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof or upon the owner of occupier thereof and a proper proportion attributable to the Demised Premises of any such rates taxes duties charges assessments impositions and outgoings now or hereafter assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof or upon the owners or occupiers thereof jointly with any adjoining or neighbouring property or the owners or occupiers thereof excluding any payable by the Landlord occasioned by any disposition or dealing with or ownership of the reversion to this Lease

     2.4  TO KEEP IN REPAIR

          To keep the whole of the Demised Premises in good tenantable repair and condition (damage by any of the Insured Risks (as defined in clause 4 hereof) excepted unless payment of the insurance moneys shall be withheld or refused by reason of any wilful act neglect or default on the part of the Tenant) PROVIDED ALWAYS that the Landlord will indemnify the Tenant for the roofing works specified as items 1 2 and 3 in a letter to Map Manufacturing Limited from Albany Roofing Group Limited dated 21 October 1997 as and when such works are put in hand (such letter being set out in the Third Schedule)

     2.5  DECORATIONS

          (a) In every fifth year of the Term and also during the last six months of the last year of the Term (whether determined by effluxion of time or otherwise) in a proper and workmanlike manner to clean prepare and paint or otherwise treat as appropriate the exterior of the Demised Premises

          (b) In every fifth year of the Term and also during the last three months of the last year of the Term (whether determined by effluxion of time or otherwise) in a proper and workmanlike manner to clean prepare paint paper decorate or otherwise treat as appropriate the interior of the Demised Premises

     2.6  CLEANING

          To keep the Demised Premises in a clean and tidy condition and regularly to clean all the windows in the Demised Premises

     2.7  TO YIELD UP



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
          At the expiration or sooner determination of the Term quietly to yield up the Demised Premises to the Landlord in such good and tenantable repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained

     2.8  ENTRY BY LANDLORD AND OTHERS

          To permit the Landlord and the Landlord's agents surveyors and workmen with all necessary materials and appliances by prior written appointments (except in the case of emergency) to enter and remain upon the Demised Premises for any of the following purposes:

          (a) to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord's fixtures and fittings

          (b) for any other purpose connected with the interest of the Landlord in the Demised Premises including but not limited to valuing or disposing of the interest of the Landlord

          (c) to exercise any of the rights excepted and reserved by this Lease the Landlord making good as soon as reasonably practicable any damage caused thereby

     2.9  TO COMPLY WITH NOTICES TO REPAIR

          To repair and make good to the reasonable satisfaction of the Landlord all defects wants of repair and breaches of covenant of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable under this Lease within three months of such notice and if the Tenant shall fail within one month of such notice (or as soon as reasonably possible in case of emergency) to commence and then diligently and expeditiously to continue to comply with such notice in all respects then it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Landlord and the Landlord's agents surveyors and workmen to enter upon the Demised Premises and carry out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear
2.10 ALTERATIONS
     (a) Not without the Landlord's consent in writing to make any alterations or additions to the structure or exterior of the Demised Premises
     (b) Not without the Landlord's consent in writing (such consent not to be unreasonably withheld or delayed) to make any major internal alterations to the Demised Premises
     (c) The Landlord may as a condition of giving any such consent as aforesaid require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require as regards the execution of any such works and the reinstatement of the Demised Premises at the end or sooner determination of the Term (if required) but save for reimbursement of reasonable legal fees and reasonable surveyors' fees for giving consent the Landlord shall not be entitled to charge for such consent
     (d) In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and the Landlord's agents surveyors and workmen with all necessary materials and appliances to enter upon the Demised Premises and remove any alterations or additions and execute such works as may be necessary to restore the Demised Premises to their former state and the costs and reasonable expenses thereof (including surveyor's and other professional fees) shall be paid by the Tenant to the Landlord on demand
2.11 STATUTORY REQUIREMENTS
     At the Tenant's own expense to observe and comply in all respects with the provisions and requirements of The Offices Shops and Railway Premises Act 1963 The Fire Precautions Act 1971 The Defective Premises Act 1972 and The Health and Safety at Work Etc Act 1974 and of every other statute already or hereafter to be passed or prescribed or required by any public local or other authority so far as they relate to or affect the Demised Premises or any additions or improvements thereto or the user thereof for any purpose or the employment therein of any person or any fixture machinery plant or chattel for the time being affixed thereto or being thereupon
2.12 PLANNING
     (a) To comply in all respects with all Town and Country Planning legislation ("the Planning Acts") and to keep the Landlord indemnified in respect thereof
     (b) Not to make any application for planning permission or change of use without the consent in writing of the Landlord whose consent shall not be unreasonably withheld

     (c) To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out by Tenant of any of the Tenant's operations on the Demised Premises or the institution or continuation by the Tenant of any use thereof which may constitute development within the meaning of the Planning Acts
     (d) Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to and implemented by the Tenant
     (3) If and when called upon to do so to produce to the Landlord all plans documents and other evidence which the Landlord may reasonably require in order to satisfy the Landlord that the provisions of this subclause have been complied with in all respects
2.13 STATUTORY NOTICES
     Within 14 days of the receipt of notice of the same to produce to the Landlord a true copy of any permission notice or order or proposal for a notice or order relevant to the Demised Premises or to the use or condition thereof made given or issued to the Tenant by any government department or local or public authority and without unreasonable delay to take all reasonable or necessary steps to comply therewith
2.14 FIRE PRECAUTIONS

          (a) To keep the Demised Premises sufficiently supplied and equipped with such fire-fighting and extinguishing appliances as shall from time to time be required by any statute or by the fire or other competent authority or the insurers of the Demised Premises

          (b) Not to obstruct the access to or means of working of any fire-fighting and extinguishing appliances or the means of escape from the Demised Premises in case of fire

     2.15 USER

          (a) Not at any time during the Term to use or permit the Demised Premises to be used for any noisy noisome noxious dangerous or offensive trade manufacture or business whatsoever nor for the carrying on of anything which shall be a nuisance damage annoyance or inconvenience to the Landlord or to the tenants or owners or occupiers of any nearby property or which shall in any way be injurious to the same nor to allow any sale by auction to be held in the Demised Premises

          (b) Not to use or permit the Demised Premises to be used otherwise than in accordance with Class B1 B2 and B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 together with ancillary office and storage areas

     2.16 NOT TO AFFIX SIGNS

          Not without the consent in writing of the Landlord (whose consent shall not be unreasonably withheld) to affix or exhibit or permit to be affixed or exhibited to or upon any part of the Demised Premises any sign board or other advertisement other than the signs currently displayed on the Demised Premises showing the

          Tenant's business PROVIDED THAT the consent of the Landlord shall not be required for any new fascia for the Tenant's business of similar size to those at present

     2.17 NOTICES FOR DISPOSAL

          To permit the Landlord to fix and retain in a conspicuous position on the Demised Premises but not so as to obscure the Tenant's windows a notice board for the reletting (in the event of the termination of the Term) and/or the sale of the Landlord's reversion to the Demised Premises and not to take down or obscure the said notice board and to permit all persons authorised in writing by the Landlord or the Landlord's agents to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been make

     2.18 TO NOTIFY LANDLORD OF ENCROACHMENTS

          To give immediate notice to the Landlord of any notice or claim affecting the Demised Premises or any part thereof and not knowingly to permit or suffer any encroachment upon the Demised Premises or the acquisition of any new right to light passage drainage or other easement on over or under the Demised Premises and if any such encroachment or easement shall be made or acquired or threatened to be made or acquired forthwith to give notice to the Landlord and at the cost of the Landlord to do all such things as may be proper for the purpose of preventing the making of such encroachment or the acquisition of such easement or right

     2.19 LANDLORD'S COSTS

          To pay on demand to the Landlord all reasonable costs professional fees charges and expenses properly and justifiably incurred by the
          Landlord:

                (a) incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or in contemplation of any proceedings under Sections 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

                (b) incidental to the preparation and service of all notices and schedules relating to wants of repair whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term)

                (c) in connection with or in procuring the remedying of the breach of any covenant by the Tenant contained in this Lease

                (d) in relation to any application for consent required by this Lease

        2.20    ALIENATION

                (a) Not to assign underlet or otherwise part with the possession of any part of the Demised Premises or permit another to occupy any part of the Demised Premises

                (b) Not to assign the whole of the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED THAT the Landlord shall not be considered to be unreasonably withholding or delaying the Landlord's consent to an assignment in the event that the Tenant fails to comply with the provisions of paragraphs (c)(d) and (e) of this sub-clause

     (c) Prior to any permitted assignment at the Tenant's own expense to procure that the assignee of the Demised Premises enters into a direct covenant with the Landlord to perform and observe all the tenant's covenants and all other provisions of this Lease

     (d) On or before completion of any assignment the Tenant shall enter into an authorised guarantee agreement in such form as is reasonably required by the Landlord (so long as it complies with the provisions of Section 16 of the Landlord and Tenant (Covenants) Act 1995)

     (e) On or before completion of any assignment to a company the Tenant shall (if the Landlord reasonably so requires) procure a guarantor or other suitable security for the assignee's obligations such guarantee or other security to be in such form as is reasonably required by the Landlord

     (f) Not to underlet the whole of the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

     (g) Prior to any permitted underlease of the whole of the Demised Premises the underlessee shall in the licence to underlet covenant directly with the Landlord to observe and perform the covenants and conditions contained in this Lease (other than the covenant to pay rent) and shall further covenant not to assign underlet or charge or otherwise part with the possession of the whole or any part of the Demised Premises or permit another to occupy the whole or any part of the Demised Premises other than by way of assignment of the whole of the Demised Premises with the prior consent in writing of the Landlord (not to be unreasonably withheld or delayed) and the Tenant

     (h) Within 21 days of any assignment charge underlease or any transmission or other devolution relating to the Demised Premises or any part thereof to produce for registration with the Landlord's solicitor such deed or document or a certified copy thereof and to pay the Landlord's solicitor's reasonable charges for the registration of every such document such charge being not less than L.20 plus value added tax

2.21 VALUE ADDED TAX

     (a) To pay and keep the Landlord indemnified against all value added tax which may from time to time be charged or chargeable on any rent or other sum payable by the Tenant pursuant to the terms of this Lease or any document entered into pursuant hereto

     (b) Any rent or other sum specified in this Lease or in any document entered into pursuant hereto is and any sum to be agreed certified determined or ascertained pursuant to the provisions hereof shall be a sum net of value added tax

     (c) The Tenant HEREBY IRREVOCABLY consents to the Landlord charging value added tax on any such rent or other sum should the Landlord elect to do so

3.  LANDLORD'S COVENANT

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
     The Landlord HEREBY COVENANTS with the Tenant that the Tenant paying the rents hereby reserved and performing and observing the several covenants conditions and agreements herein contained and on its part to be performed and observed shall and may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person or persons lawfully claiming under or in trust for the Landlord

4.   INSURANCE

     The Landlord and the Tenant HEREBY COVENANT with each other as follows:

4.1       LANDLORD TO INSURE

          The Landlord shall insure and keep insured with some publicly quoted insurance company or with Lloyds' Underwriters:

          (a) the Demised Premises in the name of the Landlord in the full reinstatement cost of the Demised Premises against loss or damage by fire storm flood explosion and aircraft bursting or overflowing of water tanks apparatus or pipes and impact and such other usual risks subject to cover being available in the United Kingdom insurance market as the Landlord may from time to time require subject to such exclusions excesses and limitations as may be imposed by the insurers ("the Insured Risks") including architects' surveyors' and other professional fees and disbursements (and where applicable value added tax thereon) and the cost of shoring-up demolition and site clearance and similar expenses

          (b) the loss of rent payable under this Lease or reasonably estimated to be payable for a period of three years


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
          (c) the explosion of any engineering and electrical plant and machinery to the extent that the same is not covered by paragraph (a) of this sub-clause

          (d)  property owners' liability

4.2       LANDLORD TO PRODUCE EVIDENCE OF INSURANCE

          At the request of the Tenant the Landlord:

          (a) shall produce to the Tenant a copy of the policy of such insurance and current schedule of insurance cover and

          (b) procure the insurers note the interest of the Tenant on the said policy

4.3       DESTRUCTION OF THE DEMISED PREMISES

          If the Demised Premises or any part thereof are destroyed or damaged by any of the Insured Risks then:

          (a) unless payment of the insurance moneys shall be refused by reason of any act neglect or default on the part of the Tenant or any undertenant and

          (b) subject to the Landlord being able to obtain any necessary planning consents and all other necessary licences approvals and consents and the Landlord shall use all reasonable endeavours to obtain the same without delay and

          (c) subject to the necessary labour and materials being and remaining available and the Landlord shall use all reasonable endeavours to obtain the same without delay the Landlord shall as soon as reasonably practicable lay out the net proceeds of such insurance (other than any in respect of loss of rent) in the rebuilding and


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
          reinstatement of the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage

4.4       FRUSTRATION

          (a) If for any reason whatsoever the obligation by the Landlord to rebuild or reinstate as aforesaid becomes impossible of performance the said obligation shall thereupon be deemed to have been discharged and either the Landlord or the Tenant may then by notice in writing given to the other terminate this demise but without prejudice to any claim by either party against the other in respect of any antecedant breach of covenant

          (b)  (i)    The Landlord shall immediately following completion of any rebuilding or reinstatement of the Demised Premises advise the Tenant in writing of such completion

               (ii) The Tenant shall be entitled to terminate this Lease by notice in writing to that effect served on the Landlord within 14 days of receipt of such advice

               (iii) This Lease shall terminate on the date falling six months after service by the Tenant of such notice

               (iv) Termination of this Lease pursuant to this clause 4.4(b) shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

4.5       PAYMENT OF INSURANCE MONEYS REFUSED

          If the payment of any insurance moneys is refused in whole or in part as a result of some act neglect or default on the part of the Tenant or any undertenant the Tenant shall pay to the Landlord on demand the amount so refused


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
4.6       CESSER OF RENT

          In case the Demised Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation or use and the policy or policies of insurance shall not have been vitiated or payment of the policy moneys refused in consequence of some act neglect or default on the part of or suffered by the Tenant or any undertenant then the rent first hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall be again rendered fit for occupation and use or the expiration of three years from the date of the destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1996 (as the same may from time to time be amended)

4.7       BENEFIT OF OTHER INSURANCES

          If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all moneys received by virtue of such insurance (in so far as the same shall extend) in making good the loss or damage in respect of which the same shall have been received

4.8       INSURANCE BECOMING VOID

          The Tenant shall not do anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Demised


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
     Premises against damage by any of the Insured Risks may become void or voidable or except with Landlord's consent (not to be unreasonably withheld) whereby the rate of premium thereon may be increased and shall repay on demand to the Landlord all sums paid by way of increased premiums arising therefrom and all expenses incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by a breach of this covenant

4.9  REQUIREMENTS OF INSURERS
     The Tenant shall at all times comply with all the reasonable requirements of the insurers which are made known by the Landlord to the Tenant
5.   PROVISOS AGREEMENTS AND DECLARATIONS
     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:
5.1  FORFEITURE
     Without prejudice to any other right and remedy or power herein contained or otherwise available to the Landlord:
     (a) if rents hereby reserved or any part thereof shall be unpaid for 28 days after becoming payable or
     (b) if the Tenant shall commit a material breach of any of the covenants on the part of the Tenant contained in this Lease or
     (c) if the Tenant (being a company) shall be wound up compulsorily or voluntarily (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or shall have a receiver appointed or

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
     (d) if the Tenant (being an individual or if more than one individual then any one of them) shall become bankrupt or shall have a receiving order made against him or
     (e) if the Tenant shall make any assignment for the benefit of creditors or make any arrangements with creditors for the liquidation of debts by composition or otherwise then and in any such case and thenceforth it shall be lawful for the Landlord or any person duly authorised by the Landlord in that behalf at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely cease and determine but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants on the part of the Tenant contained in this Lease
5.2  IMPLIED EASEMENTS
     That nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege whatsoever
5.3  NOTICES
     (a) Any notice or document to be given under this Lease may be delivered or sent by first class registered post or facsimile transmission to the party to be served at the party's address appearing in this Lease or the address of that party's solicitors or other such address as that party shall notify in writing to the other Any such notice or document shall be deemed to be served:

          (i)  if delivered at time of delivery

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
          (ii) if posted at the expiration of 48 hours after the envelope containing the same shall have been put in the post

          (iii) if sent by facsimile transmission on despatch

     (b) In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid first class registered letter or that the sender of the facsimile transmission has its copy with the successful transmission slip attached

5.4  INTERPRETATION
     In this Lease where the context so admits words importing the neuter gender only include the masculine or feminine gender (as the case may be) and words importing the masculine gender only include the feminine gender and words importing the singular number only include the plural number and vice versa and where there are two or more individuals included in the expression "the Tenant" covenants herein expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

5.5  PARAGRAPH HEADINGS
     The paragraph headings hereto shall not affect the construction of these presents

6.   BREAK CLAUSE
     If the Tenant so desires and serves at least six months' prior notice in writing to the Landlord or their agents of its desire so to do the Tenant hereby has the right to determine this Lease at the end of the fifth year of the term and PROVIDED all payments and rent and other monies covenanted to be paid by the Tenant shall have been paid up to such date this Lease shall determine and cease on such date but without prejudice to the right of either party to any claim for any antecedent breach of the terms hereof

7.   NO PRIOR AGREEMENT
     There is no prior agreement to which this Lease gives effect and this Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

8.   GUARANTEE PROVISIONS
     The Guarantor hereby covenants with the Landlord that if at any time during the term and the period of any holding-over or any extensions or continuance thereof whether by statute or common law:

1. the Tenant shall make any default in payment of the rent hereby reserved (or as otherwise agreed between the Landlord and the Tenant) or in observing or performing any of the covenants or conditions herein contained the Guarantor will pay the said rent and observe and perform the covenants or conditions in respect of which the Tenant shall be in default notwithstanding:

     1.1.  any time or indulgence granted by the Landlord to the Tenant
     1.2. any other act or thing whereby but for this provision the Guarantor would have been released

2. The Tenant shall enter into liquidation and the liquidator shall disclaim this Lease. The Guarantor will if the Landlord shall by notice in writing within two months after receiving such notice of disclaimer so require take from the Landlord a Lease of the Demised Premises for the residue of the term which would have remained had there been no disclaimer subject to the same covenants and conditions as in this Lease with the exception of this Clause 8 such new Lease to take effect from the date of disclaimer in such case the Guarantor shall pay the costs of such new Lease and execute and deliver to the Landlord an executed counterpart thereof

IN WITNESS whereof this Lease has been duly executed as a deed the day and year first before written

                               THE FIRST SCHEDULE

                    THE DEMISED PREMISES AND RIGHTS GRANTED

ALL THAT commercial premises known as 60 62 and 64 Framfield Road Uckfield East Sussex. All which premises are registered at H M Land Registry in the names of the Landlord under Title Numbers ESX59739 and ESX175214 together with all alterations additions and improvements thereto and all landlord's fixtures and fittings now or hereafter or in or about the same TOGETHER WITH (so far as the Landlord can grant the same) the right for the Tenant any undertenant or other permitted occupier their servants agents and visitors of free and uninterrupted passage of the Utilities through the appropriate Conduits now or at any time during the Term serving the Demised Premises

                              THE SECOND SCHEDULE

              RENT REVIEW (DUE IN 5TH AND 10TH YEARS OF THE TERM)

1.   DEFINITIONS

     (1) "Review Date" means every fifth anniversary of the commencement of the Term of this Lease and the expression "Relevant Review Date" shall be construed accordingly

     (2) "Open Market Rent" means the yearly rent at which the Demised Premises might reasonably be expected to be let as a whole in the open market on the Relevant Review Date by a willing landlord to a willing tenant with vacant possession and without a premium or any other consideration for the grant thereof for a term of years equal to the residue of the Term remaining unexpired on the Relevant Review Date and otherwise on the same terms and conditions as are contained in this Lease (except as to the amount of the rent payable hereunder but including these provisions for the review of rent) and on the assumption (if not a fact) that at the Relevant Review Date:

          (a)   the Demised Premises are fit for immediate occupation and use

          (b)   the Demised Premises are in good repair

          (c) no work has been carried out to the Demised Premises by the Tenant or any undertenant during the Term which has diminished the rental value of the Demised Premises

          (d) if the Demised Premises have been destroyed or damaged they have been fully rebuilt or reinstated

          (e) all the covenants on the part of the Tenant contained in this Lease have been fully performed and observed

          BUT there shall be disregarded:

          (i) any effect on rent of the fact that the Tenant or any permitted undertenant may have been in occupation of the Demised Premises

          (ii) any goodwill attached to the Demised Premises by reason of any business carried on therein by the Tenant or any permitted undertenant

          (iii) any increase in the rental value of the Demised Premises attributable to the existence at the Relevant Review Date of any improvement to the Demised Premises or any part thereof carried out by the Tenant or any permitted undertenant after the date hereof with the consent (where required) of the Landlord

          (iv) the taxable status of the Tenant for the purposes of value added tax or any other tax

     (3) "Surveyor" means the independent professionally qualified surveyor of not less than 10 years' standing being suitably experienced in rent review valuations of retail premises of a similar size and nature to the Demised Premises appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule

     (4) "the President" means the President for the time being of The Royal Institution of Chartered Surveyors and shall include the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

     (5) "Rent Restrictions" means any restrictions imposed by statute for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation whether in time or amount on the collection of an increase in the rent first hereby reserved or any part thereof

2.   UPWARDS ONLY REVIEW
     The rent hereby reserved shall be reviewed at each Review Date in accordance with the provisions of this Schedule and from and including each Review Date the rent shall be equal to the higher of either the rent payable immediately before the Relevant Review Date or the Open Market Rent on the Relevant Review Date agreed or determined as hereinafter provided

3.   AGREEMENT OR DETERMINATION OF THE REVIEWED RENT

        The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason (whether through failure or omission to agree or negotiate or to initiate any negotiations) the Landlord and the Tenant do not so agree then either the Landlord or the Tenant may (not more than 12 weeks before but at any time after the Relevant Review Date) by notice to the other party require the Open Market Rent to be determined by the Surveyor

4.      APPOINTMENT OF SURVEYOR

        In default of agreement between the Landlord and the Tenant on the appointment jointly of the Surveyor the Surveyor shall be appointed by the President on the written application of either the Landlord or the Tenant who shall be at liberty to make such application not more than 10 weeks before but at any time after the Relevant Review Date

5.      FUNCTIONS OF THE SURVEYOR

        The Surveyor shall:

        (1)     acts as an arbitrator

        (2) invite the Landlord and the Tenant to submit to him within such time limits (not being less than 14 days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross-representations as to the amount of the Open Market Rent with such supporting evidence as they may respectively wish

        (3) within 42 days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Open Market Rent as determined by him

6.      COSTS OF REFERENCE TO SURVEYOR

       The costs of any reference to the Surveyor shall be in his award and failing such award the costs shall be borne by the parties in equal shares

7.     APPOINTMENT OF NEW SURVEYOR

       If the Surveyor does not give notice of his determination within the time aforesaid or if he shall die or become unwilling to act or incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President to discharge the Surveyor and appoint another Surveyor in his place which procedure may be repeated as many times as necessary

8.     INTERIM PAYMENTS PENDING DETERMINATION

       In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (such date of agreement or determination being called "the Determination Date") then in respect of the period of time ("the Interim Period") beginning with the Relevant Review Date and ending on the quarter day following the Determination Date the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date and within 14 days of the Determination Date if the reviewed rent exceeds the rent actually paid the Tenant shall pay to the Landlord the amount by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest on each part of such excess at the Prescribed Rate less 4% for the period from the date that such part would have been due if the reviewed rent had been agreed or determined to the date of actual payment unless such delay is demonstrably through no fault of the Tenant

9.     RENT RESTRICTIONS

       On each and every occasion during the Term that Rent Restrictions shall prevent or prohibit either wholly or partially:

       (1)    the operation of the above provisions of review of the rent or

       (2) the normal collection and retention by the Landlord of any increase in the rent or any installment of part thereof then and in each such case respectively:

       (a) the operation of such provisions for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur

       (b) the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the Rent Restrictions shall be relaxed either partially or wholly the rent first hereby reserved shall be the maximum sum from time to time permitted by the Rent Restrictions as may be applicable

10.    MEMORANDA OF REVIEWED RENT

       As soon as the amount of any reviewed rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or the Landlord's solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the Counterpart thereof and the parties shall bear their own costs in respect thereof

11.    TIME NOT OF THE ESSENCE

       For the purposes of this Schedule time shall not be of the essence

                               THE THIRD SCHEDULE

Letter from Albany Roofing Group Limited date 21 October 1997


EXECUTED as a deed by MAP          )
MANUFACTURING LIMITED              )
Acting by two of its Directors:    )







EXECUTED as a deed by TRI-MAP      )
INTERNATIONAL LIMITED acting       )
By two of its Directors:           )

SAM/1174/TS/FG/RQ                                           [ALBANY LOGO]


Map Manufacturing Ltd
60-64 Framfield Road
UCKFIELD
East Sussex   TN22 5AR


For the attention of Mr. P. Hough - Managing Director


                                 SPECIFICATION

                                                                 21 October 1997

Dear Sirs

Ref: Roof Maintenance and Repairs

Further to our recent discussions we are pleased to submit our revised quotation for the works previously described in our estimate reference SAM/1156/TS/FG dated 10 October 1997.

For ease of identification and specification purposes, we have itemised our quotation as follows:-

Item 1 - 2 No. Gutters

Since installation, settlement has occurred throughout the length of this guttering, and the dips in various places tend to retain rainwater measuring to a depth of 25mm. These permanently damp conditions support a large amount of vegetation which hinders flow to the outlets, considerably increasing the risk of overflowing during heavy rain conditions.

In order to prolong the life of the existing fabric of the guttering, we propose that the full length and accessible girth of the weatherside of the guttering be lined with bituminous roofing emulsion, reinforced as necessary with bitumen impregnated glassfibre membrane.

This will be to a total gutter length of approximately 84 square metres (this covers the front eaves and valley gutter, we were informed there were no problems with the rear eaves gutter).

Prior to the application of this treatment all gutter joints will be inspected for leakage and if necessary resealed as we deem most appropriate.

Item 2 - Vents

We were informed that leaks occur around the 10 no. vents that are situated within sheets and protrude through the roof of the rear of the factory. At your request we propose the following:-



                                                                 Continued ...

SAM/1174/TS/FG/RQ
Continued...

We would therefore remove 10 no. of these sheets and replace them with new to BS 476 Part 3 having a fire classification of EXT. S.A.A. with a class 1 spread of flame rating, conforming to current building regulations, all being sealed with mastic and the side laps stitched with seam bolts.

Item 3 - Health & Safety Requirements

In order to comply with our obligations in relation to site safety we have provided in our costing for the supply of equipment or plant that we deem necessary for the undertaking of the above contract.

To carry out all work as specified above WOULD BE FOR THE SUM OF
(pounds)2098.00 (two thousand and ninety eight pounds).

Item 4 - General Report

During our survey it was noted that the corrugated asbestos cement sheeting to this roof has become very fibrous and porous, and is covered with a find fungoid growth with accumulations of moss in places. Deterioration by further weathering will therefore be considerably accelerated.

We feel that if this roof area is left and allowed to decay further a complete re-roofing operation will become inevitable in the very near future. If remedial action is taken in time, a great deal of inconvenience and expense can be saved, as it is our opinion that there is still sound and sufficient material to form a basis for a waterproofing treatment.

If you require us to do so, we would be happy to provide you with an estimate for the recommended work, together with a detailed specification.

This quotation does not include VAT which will be added to the invoice at the appropriate rate.

We allow in our costings for all old materials or debris connected with our work, to be lowered to the ground and removed from site.

PAYMENT TO BE MADE IN THE FORM OF INTERIMS, AS WORK PROGRESSES.


                                                                  Continued...

SAM/1174/TS/FG/RQ
Continued...


It is assumed that suitable storage will be provided by you for our materials, close to the working area.

Please note our Conditions of Contract, which will apply if our quotation is accepted.

We trust this meets with your approval and look forward to receiving your further instructions.

Yours faithfully
ALBANY ROOFING GROUP LIMITED



Stephen A Moore
Senior Area Surveyor

                                                                            SW